Exhibit 10.8

AGREEMENT -  DTC ADVISORY SERVICES

THIS AGREEMENT FOR DTC ADVISORY SERVICES (the “Agreement”) is entered into on this ___ day of  ___________, 2014, by and between Vstock Transfer, LLC, a California limited liability company (the “Advisor”), with its principal place of business at 77 Spruce Street, Suite 201, Cedarhurst, NY 11516, ___________________________________ (the “Company”), with its principal place of business at __________________________________________________.  The Company and the Advisor may sometimes herein be referred to individually as a “Party” and collectively as the “Parties.”

The Company hereby appoints and retains the Advisor as an advisor to the Company.

Outline of Services

The Advisor agrees to perform for the Company the services (“Advisory Services”) described as follows:

Assist the Company with the preparation of the necessary documents associated with applying for DTC Eligibility.

Advisor shall use its best efforts to obtain a commitment from a DTC Member Clearing Firm that such firm will submit the DTC application on behalf of the Company.

Submit necessary documents to a DTC Member Clearing Firm for review and comment prior to application.

Have the DTC Member Clearing Firm submit the application to DTC for Eligibility.

Continually monitor and, from time to time,  update the Company on the status of their DTC Application until determination from DTC.

Term and Termination

This Agreement shall be in full force and effect commencing upon the date hereof.  This Agreement has a term beginning on the date hereof and expires once the Company has received either an approval or denial of their DTC Eligibility Request by DTC.  Either Party hereto shall have the right to terminate this Agreement immediately without notice.

Payments

As compensation for the performance of the Advisory Services, the Company agrees to pay Advisor the following:

The Company shall pay the Advisor a one stock issuance of 600,000 shares of RESTRICTED common stock.

Representations

Advisor agrees with the Company that, in performing the Advisor Services under this Agreement, Advisor will:

i-

       Comply, in all respects, with all United States federal and state laws;

ii-

Not render a legal opinion letters if requested by DTC, nor cover the cost of any such needed legal opinion letter;

iii-

Not make any representations other than those authorized by the Company; and

iv-

Not publish, circulate or otherwise use any materials or documents other than materials provided by or otherwise approved by the Company.

Company agrees to be solely responsible for all information required for the DTC application and for providing any opinions of legal counsel required by DTC in support of such application.

Confidential Information

The Advisor acknowledges that it may have access to proprietary information regarding the business operations or clients of the Company and agrees to keep all such information secret and confidential and not to use or disclose any such information to any individual or organization without the Company’s prior written consent.

Indemnification

(a)

The Company hereby agrees to hold harmless and indemnify the Advisor and its subsidiaries, affiliates, successors and assigns, officers, directors, employees, attorneys, accountants, agents and representatives (collectively, “Representatives”) from and against any and all claims, actions, demands, expenses, losses and liabilities of every kind and nature, including without limitation, reasonable attorneys’ fees (collectively, “Claims”) related to or arising out of (i) any breach by the Company of any of the representations, warranties, covenants, obligations or agreements contained in this Agreement, (ii) any untrue statement or alleged untrue statement of a material fact contained in any oral or written statement of the Company or any of its Representatives to Advisor or any of its Representatives, including in any marketing document, or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company or any of its Representatives of any federal or state securities or other laws, rules or regulations or any other action taken or any failure or omission to act by the Company or any of its Representatives.

(b)

Advisor hereby agrees to hold harmless and indemnify the Company and its Representatives from and against any and all Claims related to or arising out of any material breach by Advisor any of the representations, warranties covenants, obligations or agreements contained in this Agreement, to the extent that it is judicially determined pursuant to a final, un-appealable judgment that such Claims resulted primarily from Advisor’s bad faith, gross negligence, willful misconduct or violation of law; provided, however, that Advisor shall have no liability to the Company or any of its Representatives in excess of the compensation paid or payable to Advisor under this Agreement.

(c)

If any action or proceeding shall be brought or claim asserted against a party and/or its Representatives (in such capacity, collectively, the “Indemnified Parties”, and individually, an “Indemnified Party”), in respect of which indemnity shall be sought from the other party (in such capacity, the “Indemnifying Party”), the Indemnified Party shall promptly notify the Indemnifying Party and the Indemnifying Party shall assume the defense thereof, including the employment of counsel at the Indemnifying Party’s expense.  Each Indemnified Party reserves the right, at its option and expense, to participate in such defense.  The Indemnifying Party shall not be liable for any settlement of such action or proceeding without its written consent, but if settled with its written consent or if there be a final judgment for the plaintiff in such action or proceeding, the Indemnifying Party agrees to hold harmless and indemnify any Indemnified Party from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing, the Indemnifying Party shall not be responsible for any claims, liabilities, losses, damages or expenses against or incurred by the Indemnified Parties if, and only to the extent that, it is finally adjudicated by a court of competent jurisdiction that they result primarily from the willful misconduct or gross negligence of an Indemnified Party.  The indemnification provided for in this Section 7(c) shall be in addition to any rights that the Indemnified Party may have at common law or otherwise.

(d)

The rights and obligations of the Parties under this Section shall be binding upon and inure to the benefit of any successors, assigns, and heirs of the Parties.

Miscellaneous Provisions

(a)

This Agreement represents the entire understanding between the Parties hereto with respect to the matters contained herein.  No statement, representation, promise, or inducement, oral or written, made by either Party or their agents or advisors that is not contained herein shall be valid or binding. This Agreement may not be amended, enlarged, modified or altered except in writing signed by both Parties.

(b)

This Agreement and the rights of the Parties hereunder, shall be governed by and construed in accordance with the laws of the State of New York, including all matters of construction, validity, performance, and enforcement and without giving effect to the principles of conflict of laws.  Any legal action involving this Agreement or the Parties’ relationship shall be exclusively brought in the state or federal courts located in New York City, New York.

(c)

In the event any Party hereto shall commence legal proceedings against the other to enforce the terms hereof, or to declare rights hereunder, as the result of a breach of any covenant or condition of this Agreement, the prevailing Party in any such proceeding shall be entitled to recover from the losing Party its costs of suit, including reasonable attorneys’ fees, as may be fixed by the court.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed as the date first written above.

ADVISOR:

VSTOCK TRANSFER, LLC

Name: Seth Farbman

Title:   Chairman

COMPANY:

____________

BY:

ITS:

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